Exhibit (a)(1)(F)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security numbers have nine digits separated by two hyphens i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen i.e., 00-0000000. The table below will help determine the number to give the payer.
For this type of account:	Give the SOCIAL SECURITY number of:
1. An individual’s account	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3. Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person(1)
4. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
5. Adult and minor (joint account)	The adult, or if the minor is the only contributor, the minor(1)
6. Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)
7. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
For this type of account:	Give the EMPLOYER IDENTIFICATION NUMBER of:
8. Sole proprietorship or single-owner LLC	The owner(4)
9. A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(5)
10. Corporation or LLC electing corporate status on Form 8832	The corporation
11. Association, club, religious, charitable, educational or other tax-exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity
_________________

(1)	List first and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4)	You must show your individual name. You may also enter your business name. You may use either your Social Security Number or your Employer Identification Number.
(5)	List first and circle the name of the legal trust, estate, or pension trust.

Note:      If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number.

Payees and Payments Exempt from Backup Withholding

The following is a list of payees exempt from backup withholding.  For interest and dividends, all listed payees are exempt except the payee in item (9).  For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt.  For barter exchange transactions and patronage dividends, payees listed in (1) through (5) are exempt.  Payments subject to reporting under Code sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7).

(1)  An organization exempt from tax under Code section 501(a), or an IRA, or a custodial account under Code section 403(b)(7) if the account satisfies the requirements of Code section 401(f)(2),

(2)  The U.S. or any of its agencies or instrumentalities,

(3)  A state, the District of Columbia, a possession of the U.S., or any of their political subdivisions or instrumentalities,

(4)  A foreign government or any of its political subdivisions, agencies or instrumentalities, or

(5)  An international organization or any of its agencies or instrumentalities.

Other Payees that may be exempt from backup withholding include:

(6)  A corporation,

(7)  A foreign central bank of issue,

(8)  A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.,

(9)  A futures commission merchant registered with the Commodity Futures Trading Commission,

(10)  A real estate investment trust,

(11)  An entity registered at all times during the tax year under the Investment Company Act of 1940,

(12)  A common trust fund operated by a bank under section 584(a) of the Code,

(13)  A financial institution,

(14)  A middleman known in the investment community as a nominee or custodian, or

(15)  A trust exempt from tax under Code section 664 or described in Code section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441 of the Code.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Code section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•
Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this Interest is $600 or more and is paid in the course of your trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments described in section 6049(b)(5) of the Code to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451 of the Code.

•	Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER THE APPROPRIATE IRS FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049 and 6050A and 6050N of the Code and the regulations promulgated therein.

Privacy Act Notice—Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to verify the accuracy of tax returns. The IRS also may provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia, to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to federal and state agencies to enforce federal non-tax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)  Penalty for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)  Civil Penalty for False Information with Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)  Criminal Penalty for Falsifying Information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.